Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

METALPHA TECHNOLOGY HOLDING LIMITED

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value US$0.0001 per share	(1)	Other	15,453,364	$0.98	$15,144,296.72	0.0001381	$2,091.43

Total Offering Amounts:							$15,144,296.72		2,091.43
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$2,091.43

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminable number of additional ordinary shares of Metalpha Technology Holding Limited (the “Company”), par value US$0.0001 per share (“Ordinary Shares”), that may be issued to prevent dilution from share splits, share dividends or similar transactions that could affect the Ordinary Shares to be offered by the selling securityholders.

The amount registered represents 15,453,364 Ordinary Shares being registered for resale by the selling securityholders named in the registration statement, consisting of (i) 3,908,700 Ordinary Shares issued pursuant to those certain subscription agreements dated as of October 30, 2025 by and between the Company and investors party thereto , (ii) 6,924,664 Ordinary Shares previously issued to certain holders pursuant to the Company’s equity incentive plans, cashless exercises of warrants, management entry options and other prior issuances, as further described in the registration statement, and (iii) 4,620,000 Ordinary Shares issuable upon exercise of warrants previously issued by the Company to certain holders.

The proposed maximum offering price per unit is calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Ordinary Shares on the Nasdaq Capital Market on June 26, 2026.